SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2022

KULR TECHNOLOGY GROUP, INC.
(Exact name of the registrant as specified in its charter)

Delaware	001-40454	81-1004273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4863 Shawline Street, San Diego, California 92111

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (408) 663-5247

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14D-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	KULR	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 22, 2022, KULR Technology Group, Inc. (the “Company”) and the holders of various outstanding warrants (the “Holders”) entered into an agreement (the “Agreement”) pursuant to which the Holders exercised, in full, an aggregate of 2,346,525 outstanding warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at an exercise price of $1.25 per share. In connection with the exercise of the Warrants, the Company will receive gross proceeds of $2,933,156.25.

In consideration of the Holders’ early exercise, in full, of the Warrants, the Company agreed to issue to the Holders new, unregistered warrants (the “Unregistered Warrants”) to purchase an aggregate of 2,346,525 restricted shares of Common Stock, exercisable immediately, at an exercise price of $1.00 per share, which Unregistered Warrants terminates on December 31, 2025. Pursuant to the Agreement, the Holders received a right of participation in future equity offerings, except certain types of securities offerings, including “at-the-market” offerings. The participation right terminates upon the earlier of (i) the date that is the nine (9) month anniversary of the date of the Agreement; or (ii) the date on which the Unregistered Warrants are exercised in full.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KULR TECHNOLOGY GROUP, INC.

Date: April 25, 2022	By:	/s/ Michael Mo
Michael Mo President and Chief Executive Officer